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                                                                      Exhibit 21

                         EDO CORPORATION'S SUBSIDIARIES
                               ACTIVE SUBSIDARIES

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
                                                                      NAMES UNDER WHICH
       SUBSIDIARY                      STATE OF INCORPORATION       SUBSIDIARY DOES BUSINESS
AIL Technologies Inc.                  Delaware

AIL Systems Inc. (owned by AIL         Delaware                  EDO Technical Services Operations
Technologies Inc.)                                               EDO Electronic Systems Group

Darlington Inc.                        Delaware                  Darlington of Virginia, Inc.

EDO Artisan Inc.                       New Jersey

EDO Communications and                 California
Countermeasures Systems Inc.

EDO MTech Inc.                         Pennsylvania              EDO M. Tech

EDO Professional Services Inc.         Virginia                  Advanced Engineering & Research
                                                                 Associates Which Will
                                                                 Do Business In California As
                                                                 Virginia AERA, Inc
                                                                 AERA Incorporated
                                                                 AERA, Inc.

EDO Reconnaissance and                 Delaware                  EDO Communications and
Surveillance Systems, Inc.                                       Countermeasures Systems

EDO Western Corporation                Utah                      EDO Electro-Ceramic Products

Specialty Plastics, Inc.               Louisiana                 EDO Specialty Plastics
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